As filed with the Securities and Exchange Commission on September 1, 2004

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BURLINGTON NORTHERN SANTA FE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	41-1804964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, Texas 76131-2830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Burlington Northern Santa Fe

1999 Stock Incentive Plan

(Full title of the plan)

Jeffrey R. Moreland, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, (817) 352-1350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
Common Stock, $.01 par value	7,000,000 shares	$35.665	$249,655,000	$31,631.29

*	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for purposes of determining the registration fee on the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on August 30, 2004

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8, File No. 333-59584, are incorporated herein by reference. This registration statement covers 7,000,000 additional shares issuable under the Burlington Northern Santa Fe 1999 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Index to Exhibits which is incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 1, 2004.

BURLINGTON NORTHERN SANTA FE CORPORATION

By:	/s/ Matthew K. Rose
Matthew K. Rose
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes any Authorized Officer acting alone to execute in the name of such person and in the capacity indicated below, and to file, any amendments to this registration statement which any Authorized Officer deems necessary or advisable and to take any other action on behalf of such person which any Authorized Officer deems necessary or advisable in connection therewith. The term “Authorized Officer” as applied with respect to any action taken pursuant to this power of attorney means (1) any person who is the Registrant’s Chairman, President and Chief Executive Officer, Executive Vice President and Chief Financial Officer or Executive Vice President-Law & Government Affairs and Secretary at the time such action shall be taken and (2) any other officer of the Registrant or a wholly- owned subsidiary of the Registrant who shall be authorized by any person identified in clause (1) to act as an Authorized Officer for purposes of this paragraph.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities indicated on September 1, 2004.

/s/ Matthew K. Rose
Matthew K. Rose, Chairman, President and
Chief Executive Officer (Principal Executive
Officer) and Director

/s/ Thomas N. Hund
Thomas N. Hund, Executive Vice President and
Chief Financial Officer (Principal Financial
Officer)

/s/ Dennis R. Johnson
Dennis R. Johnson, Vice President and Controller
(Principal Accounting Officer)

/s/ Alan L. Boeckmann
Alan L. Boeckmann, Director

/s/ Vilma S. Martinez
Vilma S. Martinez, Director

/s/ Marc F. Racicot
Marc F. Racicot, Director

/s/ Roy S. Roberts
Roy S. Roberts, Director

/s/ Marc J. Shapiro
Marc J. Shapiro, Director

/s/ J.C. Watts, Jr.
J.C. Watts, Jr., Director

/s/ Robert H. West
Robert H. West, Director

/s/ J. Steven Whisler
J. Steven Whisler, Director

/s/ Edward E. Whitacre, Jr.
Edward E. Whitacre, Jr., Director

/s/ Michael B. Yanney
Michael B. Yanney, Director

INDEX TO EXHIBITS

Exhibit Number	Description of Document

5	Opinion of Mayer, Brown, Rowe & Maw LLP (filed herewith)

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

24	Powers of Attorney (included on the signature page of this registration statement)